CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment to the Registration Statement on Form N-1A/A of Realty Capital Income Funds Trust (the “Trust”) in the Prospectus of AR Capital Real Estate Income Fund (the “Fund”), a series of Realty Capital Income Funds Trust, our report dated February 19, 2013, on the statement of assets and liabilities as of February 12, 2013 of the Fund. Such financial statement appears in the Trust’s Statement of Additional Information included in this filing.

WeiserMazars LLP

Edison, New Jersey

February 19, 2013